UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

E-Home Household Service Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Floor 9, Building 14, HaixiBaiyue Town

No. 14 Duyuan Road, Luozhou Town

Cangshan District, Fuzhou City 350001

People’s Republic of China
+86-591-87590668

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value US$0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233468

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of ordinary shares, par value US$0.0001 per share, of E-Home Household Service Holdings Limited (the “Registrant”) to be registered is set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-233468) originally filed with the Securities and Exchange Commission on August 26, 2019, as amended by any pre-effective amendments and post-effective amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

E-Home Household Service Holdings Limited

By:	/s/ Wenshan Xie
	Name:	Wenshan Xie
	Title:	Chairman and Chief Executive Officer

Date: April 30, 2021

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